SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: May 13, 2002


Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600


1-1217              Consolidated Edison Company of New York, Inc.         New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600











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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS


      Dr. George Sarney, a member of Consolidated Edison, Inc.'s ("Con Edison") Board of Directors and Consolidated Edison Company of New York, Inc. ("Con Edison of New York") Board of Trustees since January 2001, passed away on April 30, 2002. Dr. Sarney was listed as a nominee to Con Edison's Board of Directors in the 2002 Proxy Statement sent to Con Edison's stockholders on April 8, 2002. Con Edison's Board of Directors had previously adopted a resolution reducing the number of Directors constituting the Board from thirteen to twelve, effective May 20, 2002, as a result of the retirement of Mr. E Virgil Conway from the Board. To address the vacancy resulting from Dr. Sarney's sudden death, the Con Edison's Board of Directors adopted the following resolution on May 13, 2002:

      "RESOLVED, That in accordance with Article Seventh of the Restated Certificate of Incorporation of the Company, and superceding the resolution adopted by the Board of Directors on April 18, 2002, the number of Directors constituting the Board of Directors of this Company be, and it hereby is, reduced from thirteen to eleven, effective on the opening of business on May 20, 2002."

      Dr. Sarney was also listed as a nominee to the Con Edison of New York's Board of Trustees in the 2002 Information Statement sent to Con Edison of New York's $5 Preferred stockholders on April 22, 2002. On May 13, 2002, the Board of Trustees of Con Edison of New York adopted the following resolution:

      "RESOLVED, That, effective the opening of business on May 20, 2002, the first sentence of Section 8 of the By-Laws be and the same hereby is amended to read as follows:

      "Section 8. The affairs of the Company shall be managed under the direction of a Board consisting of eleven Trustees, who shall be elected annually by the stockholders by ballot and shall hold office until their successors are elected and qualified."













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                                    SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON, INC.



                                    By /s/ Joan S. Freilich
                                           Joan S. Freilich
                                           Executive Vice President and
                                            Chief Financial Officer



DATE:  May 14, 2002